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                                  EXHIBIT 2A

                     NON-QUALIFIED STOCK OPTION AGREEMENT
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     This Option Agreement (the "Agreement") made and effective as of the 11th day of April, 1997, between BUFFTON CORPORATION, a Delaware corporation (the "Corporation"), and ALAN TREMAIN, an employee of the Corporation or one or more of its Subsidiaries (the "Employee").

     WHEREAS, pursuant to Employee becoming employed by Corporation as the Corporation's Chairman of the Board pursuant to that certain Employment Agreement between Corporation and Employee of even date herewith (the "Employment Agreement"), the Corporation desires to afford Employee the opportunity to purchase shares of Corporation's $.05 par value common stock as an incentive for future performance to the Corporation.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1.   Grant of Option.  The Corporation hereby grants to the Employee the
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right and option (the "Option") to purchase an aggregate of 250,000 shares of
Corporation's $.05 par value common stock (the "Shares"), such Shares being subject to adjustment as provided in paragraph 7 hereof, and on the terms and conditions herein set forth.

     2.   Purchase Price.  The purchase price of the Shares covered by the
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Option shall be $3.00 per Share.
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     3.   Term of Option.  The term of the Option shall be for a period of five
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(5) years from the date hereof subject to earlier termination pursuant to paragraph 5 hereof.

     4.   Exercise of Option.  From and after the date hereof, the Option shall
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be fully exercisable, in whole or in part, for the remaining term of the Option.
The Option granted herein shall be exercisable only by the Employee, the Administrator or Executor of the Estate of the Employee, the heirs of the Employee taking title to the Option pursuant to the Employee's Will or the laws of descent and distribution, a court appointed guardian of the Employee, or by power of attorney duly appointed by the Employee.

     5.   Termination of Employment.  In the event Employee's employment with
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the Corporation (which term includes subsidiaries of the Corporation) is terminated "for cause', as hereinafter defined, by the Corporation or terminated for any reason by Employee (except if terminated by Employee for failure of the sale of substantially all of the assets of Corporation's wholly owned subsidiary Current Technology, Inc., to close prior to August 31, 1997) then the Option granted under this Agreement, or any unexercised portion thereof, shall terminate and be unexercisable as of the effective date of such termination of employment if by Corporation or the date notice of termination is given, if by Employee. For purposes of this provision, the term "for cause" shall mean (a) the failure or refusal to perform diligently the duties of Employee's employment after written notice of such failure or refusal and a reasonable opportunity to remedy such has been provided, (b) the conviction of an offense involving moral turpitude which, in the judgment of the Board of Directors of EMPLOYER might bring discredit on EMPLOYER. In addition, if Employee violates any noncompete, nondisclosure, or nonsolicitation of Corporation's employees
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covenants in any written employment agreement with Corporation, or any subsidiary or affiliate of Corporation, then this Option shall terminate upon date of such breach. The determination of whether or not Employee has breached any noncompete, nondisclosure, or nonsolicitation of Corporation's employees covenants and the date of such breach shall be made by Corporation and such determination shall be binding upon Employee unless, within thirty (30) days after the Corporation notifies Employee of such determination, Employee invokes the mandatory arbitration provisions in Section 12 hereof, in which case, the decision of the arbitrator shall control. Employee shall not exercise any options hereunder between the date Employee is notified of termination and the date, if any, on which Employee invokes the arbitration provisions. If Employee invokes the arbitration provisions, and if Employee exercises any options hereunder after such invocation, Employee will deliver the stock (or proceeds from the sale of the stock) to the arbitrator to be held in escrow pending a final decision by the arbitrator, with the stock and proceeds to be delivered to Corporation by the arbitrator if the arbitrator makes the determination that the termination by Corporation was proper.

     6.   Transferability of Option.  This Option may not be transferred by
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Employee by Will,  by the laws of descent and distribution, or otherwise.  Upon the death of Employee, Employee's estate shall have 180 days from the date of Employee's death to exercise the Option. If Employee's estate fails to exercise the Option within this time period, the Option shall terminate.

     7.   Anti-Dilution Provisions.
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     (a)  In case at any time or from time to time after the date of this
Option, the holders of common stock of the Corporation shall have received or shall have become legally entitled to receive,

          (i) other or additional stock or other securities or property (other than cash) by way of a dividend or other distribution, or

          (ii) other or additional (or less) stock or other securities or property (including cash) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangements, then and in each such case the holder of this Option, upon the exercise hereof as provided
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herein, shall be entitled to receive, in lieu of (or in addition to, as the case may be) the Shares theretofore receivable upon the exercise of this Option, the amount of stock and other securities and property (including cash in the case referred to in clause (ii) above) which such holder would have held on the date of such exercise if on the date such dividend, distribution, corporate rearrangement or such other event as described in clause (ii) above such holder had been the holder of record of the number of Shares receivable upon the exercise of this Option and had thereafter, during the period from the date thereof to and including the date of such exercise, obtained such Shares and all other or additional (or less) stock and other securities and property (including cash in the case referred to in clause (ii) above) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by the following subparagraph.

     (b) In case of any reorganization of the Corporation (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Option) after the date hereof, or in case, after such date, the Corporation (or any such other corporation) shall consolidate, amalgamate or merge with or into or enter into a mandatory share exchange with another entity, then and in each such case the holder of this Option, upon the exercise hereof as provided herein at any time after the consummation of such reorganization, consolidation, amalgamation, merger, mandatory share exchange, or conveyance, shall be entitled to receive, and any third parties participating in such transaction shall acknowledge in writing that the holder is entitled to receive, in lieu of the Shares, stock or other securities and property receivable upon the exercise of this Option prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Option immediately prior thereto, all subject to further adjustment as provided in the preceding subparagraph (a).
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     (c)  So long as this Option shall be outstanding and unexercised, if the
Corporation shall enter into any transactions referred to in this Section 7, which effects a change in the securities, other property or cash distribution to which the holder is entitled upon exercise of this Option, then, in any such case, the Corporation shall cause to be sent to the holder a brief statement of the event giving rise to such effect, and a description thereof, together with advance notice of the record date relevant to any such transaction.

     8.   Rights as a Shareholder.  The Employee or Employee's permitted
          ------------------------
transferee shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of issuance of a stock certificate for such Shares. No adjustments, other than as provided in paragraph 6 above, shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions for which the record date is prior to the date such stock certificate is issued.

     9.   Conditions to Issue.   The Option granted herein is subject to the
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requirement that, if at any time the listing, registration, or qualification of
Shares issuable upon exercise of the Option is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary as a condition of, or in connection with the issuance of any Shares, no Shares shall be issued in whole or in part, unless such listing, registration, qualification, consent or approval has been obtained. The Corporation agrees, at its own expense, to take all action necessary to obtain such listing, registration, qualification, consent or approval so the Corporation can perform its contractual obligation to issue the Shares covered by this Option.

     10.  Method of Exercising Option.  Subject to the terms and conditions of
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this Agreement, the Option may be exercised by written notice delivered in person or by first class mail to the Secretary of the Corporation at its offices which are presently located at 226 Bailey Avenue, Suite 101, Fort Worth, Texas 76107. Such notice shall state the election to exercise the Option and the number of Shares in respect of
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which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such Shares, in which event the Corporation shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received.

     Payment of such purchase price shall, in either case, be made in cash or cashier's, certified or personal check payable to the order of the Corporation. The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option; or if the Option shall be exercised by the Employee, and if the Employee shall so request in the notice exercising the Option, such Option shall be registered in the name of the Employee and another person, as joint tenants with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons other than the Employee, such notice shall be accompanied by appropriate proof satisfactory to the Corporation of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable. Upon the exercise of less than all of the Options hereunder, the Corporation shall promptly execute and deliver a new Option Agreement in the form hereof covering the balance of unexercised Options. The Corporation shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of such new Option Agreements.

     11.  Non-Qualified Options.  The Options granted hereunder are not part of
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or authorized pursuant to any plan or arrangement which is qualified or created incident to any provision of the Internal Revenue Code of 1986, as amended.

     12.  Arbitration.  In the event of a dispute arising out of or relating to
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this Agreement, or relating to any claim or cause of action which may arise or be asserted under any federal, state or local statutory,
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regulatory or common law, including, without limitation, claims of discrimination, breach of contract or tort, such as intentional infliction of emotional distress, then, upon notice by any party to the other party (an "Arbitration Notice") and to American Arbitration Association ("AAA"), 140 West 51st Street, New York, New York 10020-1203 [telephone (212) 484-3266; fax (212) 307-4387], the controversy or dispute shall be submitted to a sole arbitrator who is independent and impartial, for binding arbitration in Fort Worth, Texas, in accordance with AAA's Commercial Arbitration Rules (the "Rules"). The parties agree that they will faithfully observe this agreement and the Rules and that they will abide by and perform any award rendered by the arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable). The award or judgment of the arbitrator shall be final and binding on all parties and enforced by any court having jurisdiction. If any party becomes the subject of a bankruptcy, receivership or other similar proceeding under the laws of the United States of America, any state or commonwealth or any other nation or political subdivision thereof, then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding shall be subject to all of the foregoing mandatory arbitration provisions and shall be resolved in accordance therewith. The agreements contained herein have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts. The fees and expenses of the arbitrator will be shared equitably and ratably (as determined by the arbitrator) by all parties engaged in the dispute or controversy.

     Promptly after the Arbitration Notice is given, AAA will select five possible arbitrators, to whom AAA will give the identities of the parties and the general nature of the controversy. If any of those arbitrators disqualifies himself or declines to serve, AAA shall continue to designate potential arbitrators
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until the parties have five to select from. After the panel of five potential arbitrators has been completed, a two page summary of each of the potential arbitrators will be given to each of the parties, and the parties will have a period of 10 days after receiving the summaries in which to attempt to agree upon the arbitrator to conduct the arbitration. If the parties are unable to agree upon an arbitrator, then one of the parties shall notify AAA, and AAA shall select the arbitrator from one of the five. The decision of AAA with respect to the selection of the arbitrator will be final and binding.

     Within 10 days after the selection of the arbitrator, the parties and their council will appear before the arbitrator at a price an time designated by the arbitrator for the purpose of each party making a one hour or less presentation and summary of the case. Thereafter, the arbitrator will set dates and times for additional hearings until the proceeding is concluded. The desire and goal of the parties is, and the arbitrator will be advised that his goal should be, to conduct and conclude the arbitration proceeding as expeditiously as possible. If any party or his council fails to appear at any hearing, the arbitrator shall be entitled to reach a decision based on the evidence which has been presented to him by the parties who did appear.

     13.  Subsidiary.  As used herein, the term "Subsidiary" shall mean any
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present or future corporation in which the Corporation shall own 50% or more of its accrued voting stock.

     14.  Severability.  Each provision of this Agreement is intended to be
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severable from the others so that if any provision or term hereof is illegal or invalid (Pounds)or any reason whatsoever, such illegality or invalidity shall not affect the validity of the remaining provisions and terms hereof.

     15.  Binding Effect.  This Agreement shall be binding upon and inure to the
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benefit of the respective heirs, executors, administrators and successors of the parties hereto.
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     16.  Governing Law.  This Agreement shall be construed and interpreted in
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accordance with the laws of the State of Delaware.

     17.  Headings.  Headings are for the convenience of the parties and are not
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deemed to be part of this Agreement.

     EXECUTED as of the day and year first written above.

EMPLOYER:                     BUFFTON CORPORATION:



                              By: /S/Robert McLean
                                 ---------------------------------------------
                                    Chairman of the Board and
                                    President


EMPLOYEE:



                                   /S/Alan Tremain
                                  --------------------------------------------
                                  ALAN TREMAIN, Individually